UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 26, 2007

Genelabs Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

California	0-19222	94-3010150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Penobscot Drive, Redwood City, California	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 369-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Compensatory Arrangements of Certain Officers.

On January 26, 2007, Genelabs Technologies, Inc.’s (the “Registrant”) board of directors (the “Board”), taking into account the recommendation of the compensation committee of the Board, increased the annual base salary of Dr. Ronald Griffith, the Registrant’s chief scientific officer, by $13,000 to $300,000. The Registrant’s board of directors, taking into account the recommendations of the compensation committee of the Board, also approved an increase in the annual base salary of Dr. Irene Chow, the Registrant’s chairman of the Board, by $140,000 to $350,000 and a 2007 fiscal year retention bonus to Dr. Chow of $200,000, payable in two equal installments on March 31, 2007 and June 30, 2007, provided that Dr. Chow is a member of the Board and/or an employee of the Registrant on such dates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genelabs Technologies, Inc.
Date: February 1, 2007	By:	/s/ James A.D. Smith
	Name:	James A.D. Smith
	Title:	President and Chief Executive Officer